CO-PRINCIPAL UNDERWRITERS' AGREEMENT

                                     Between

                   BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

                                       and

                              JONES & BABSON, INC.

                                       and

                           CONSECO EQUITY SALES, INC.

     AGREEMENT dated as of ______________, 1998 by and between BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA ("BMA"), a Missouri corporation, on its own behalf and on behalf of BMA Variable Life Account A (the "Separate Account"), Jones & Babson, Inc. ("J&B"), a Missouri corporation, and Conseco Equity Sales, Inc. (ACES@), a Texas corporation.

                                   WITNESSETH:

     WHEREAS, the Separate Account is a segregated asset account established and maintained by BMA pursuant to the laws of the State of Missouri for variable life insurance policies to be issued by BMA and herein defined (the "Contracts") under which income, gains and losses, whether or not realized, from assets allocated to such accounts are, in accordance with the Contracts, credited to or charged against the Separate Account without regard to other income, gains, or losses of BMA or any other segregated asset accounts established by BMA;

     WHEREAS, J&B and CES are each registered as broker-dealers under the Securities Exchange Act of 1934, as amended, and are members in good standing of the National Association of Securities Dealers, Inc., and are willing to serve as co-principal underwriters of the Contracts; and

     WHEREAS, BMA proposes to register interests in the Contracts by registering the Separate Account under the Investment Company Act of 1940, as amended, and interests in the Contracts under the Securities Act of 1933, as amended, and to issue and sell the Contracts through the Separate Account to the public through J&B and CES each acting as a co-principal underwriter for the Contracts; and to that end has filed a registration statement with the Securities and Exchange Commission.

     NOW, THEREFORE, in consideration of their mutual promises, BMA, J&B and CES hereby agree as follows:

1.   Additional Definitions

     (a) Contracts - The variable life insurance policies which BMA proposes to issue and the premiums for which will be deposited in the Separate Account and BMA's general account, including any riders to such contracts.

     (b) Registration Statement - At any time that this Agreement is in effect the currently effective registration statement, or currently effective post-effective amendment thereto, relating to the Separate Account, including financial statements included in and all exhibits to such registration statement or post-effective amendment.

     (c) Prospectus - The prospectus included within the Registration Statement, except that if the most recently filed prospectus filed pursuant to Rule 497(c) or 497(e) under the 1933 Act subsequent to the date on which the Registration Statement became effective differs from the prospectus included within the Registration Statement at the time it became effective, the term "Prospectus" shall refer to the most recently filed prospectus filed under Rule 497(c) or 497(e) from and after the date on which they each shall have been filed.

     (d) Investment Company - The underlying open-end management investment companies which the Separate Account invests in.

     (e)  1933 Act - The Securities Act of 1933, as amended.

     (f)  1934 Act - The Securities Exchange Act of 1934, as amended.

     (g)  1940 Act - The Investment Company Act of 1940, as amended.

     (h)  SEC - The Securities and Exchange Commission.

     (i)  NASD - The National Association of Securities Dealers, Inc.

     (j) Regulations - The rules and regulations promulgated by the SEC under the 1933 Act, the 1934 Act and the 1940 Act as in effect at the time this Agreement is executed or hereinafter promulgated.

     (k) Territory - Each of the fifty states of the United States including the District of Columbia and Puerto Rico except New York. It is recognized that BMA is not qualified to transact a variable insurance business in New York. In the event, however, that BMA becomes so qualified and the Contracts are approved for sale in New York, "Territory" shall then be deemed to include New York.

     (l) Dealer - An entity registered as a broker-dealer and licensed as a life insurance agent or affiliated with an entity so licensed, and authorized to sell the Contracts and/or to recruit other Dealers to sell the Contracts pursuant to a sales agreement as provided for in this Agreement.

     (m)  Applications - Applications for the Contracts.

     (n) Premium - A payment made under a Contract by an applicant or purchaser to purchase benefits under the Contract.

     (o)  Service  Center - BMA,  ______________________________,  or such other location as may be designated in writing from time to time by BMA.

2.   Co-Principal Underwriters

     (a) BMA grants to J&B and CES the right, and J&B and CES each accept such grant, during the term of this Agreement, subject to the registration requirements of the 1933 Act and the 1940 Act and the provisions of the 1934 Act for each to be the co-distributor and co-principal underwriter of the Contracts in the Territory. It is hereby understood that J&B and CES will each develop distribution systems for the distribution of the Contracts. J&B and CES each undertake to offer and use its best efforts to market Contracts actively through Dealers and will provide a dealer marketing staff to answer telephone inquiries with respect to the Contracts from registered representatives of Dealers that have executed a sales agreement with either J&B or CES.

     (b) BMA authorizes J&B and CES to each enter into separate written sales agreements with broker-dealers that thereby will become Dealers on terms and conditions that are consistent with this Agreement. J&B and CES each agree that each sales agreement shall require the Dealer and its agents or representatives soliciting applications for the Contracts or otherwise engaging in solicitation activities on behalf of the Dealer to be duly and appropriately licensed, registered or otherwise qualified for the sale and distribution of the Contracts under the federal securities laws and the insurance laws and any applicable securities or blue-sky laws of each state or other jurisdiction in the Territory in which the Dealer offers the Contracts for sale, and in which BMA informs J&B and CES that BMA is licensed to sell the Contracts. Each sales agreement also shall require that the Dealer be registered as both a broker-dealer under the 1934 Act and a member of the NASD, or if not so registered or not such a member, then the agents and representatives of such Dealer soliciting applications for the Contracts shall be agents and registered persons of a registered broker-dealer and NASD member which is an affiliate of such Dealer and is also a party to such sales agreement and which maintains full responsibility for the training, supervision, and control of the securities activities of the agents and representatives distributing the Contracts.

     (c) BMA shall forward to J&B and CES Applications and other materials for use by J&B and CES and the Dealers in their solicitation of the Contracts. J&B and CES each agree that all Applications shall be made only on application forms and other materials provided by BMA.

     (d) All Premiums paid by check or money order that are collected by J&B and/or CES or any Dealer shall be remitted promptly in full, together with any Applications, forms and any other required documentation, to the Service Center. Checks or money orders in payment of Premiums shall be drawn to the order of "Business Men's Assurance Company of America." Initial and additional Premiums may be transmitted by wire order from J&B or CES or any Dealer to the Service Center in accordance with the procedures set forth by BMA. Acceptance by BMA of a wire order does not create a contractual obligation with BMA until the receipt of a properly completed Application within 10 days of transmittal of the wire order by J&B or CES or the Dealer. If any Premium is held at any time by J&B or CES, J&B and CES agrees that such Premium shall be held in a fiduciary capacity and shall be remitted promptly to BMA. All such Premiums, whether by check, money order or wire, shall be the property of BMA.

     (e) J&B and CES each acknowledge that BMA shall have the unconditional right to reject, in whole or in part, any Application. In the event an Application is rejected, any Premium submitted will be returned by or on behalf of BMA to the applicant. J&B or CES and, if applicable, the Dealer that submitted the Premium, will be notified of such action. In the event that a purchaser exercises his or her rescission privilege provided by law, any amount to be refunded as provided in the Contract will be so refunded to the purchaser by or on behalf of BMA. J&B and CES and, if applicable, the Dealer who solicited the Contract, will be notified of such action and will refund any commissions paid on such rescinded Contract.

     (f) J&B and CES shall each act as independent contractors in the performance of their duties and obligations under this Agreement and nothing herein contained shall make either J&B or CES or their representatives or employees, or the Dealers or their respective representatives or employees, employees of BMA in connection with the distribution of the Contracts.

     (g) J&B and CES each agrees to train, supervise and be solely responsible for the conduct of their respective employees, if any, of J&B and CES in their solicitation of applications and Premiums for the Contracts, and to supervise their compliance with applicable rules and regulations of any securities regulatory agencies that have jurisdiction over variable contracts activities, including the requirement that the Contracts be suitable for J&B's or CES's customers.

     (h) BMA, as agent for J&B and CES, will confirm the purchase of the Contract to each purchaser of a Contract in accordance with the 1934 Act and the rules thereunder. BMA will maintain and preserve such books and records with respect to such confirmations in conformity with the requirements of the 1934 Act and the rules thereunder. BMA agrees that all such books and records will be maintained and held on behalf of and as agent for J&B and CES whose property they are and shall remain, and that such books and records are at all times subject to inspection by the SEC.

3.   Representations   and   Warranties   of  BMA  BMA   makes   the   following
     representations and warranties:

     (a) BMA will notify J&B and CES when the Registration Statement has been declared effective by the SEC or has become effective in accordance with the Regulations.

     (b) The Registration Statement and the Prospectus comply in all material respects with the provisions of the 1933 Act and the 1940 Act and the Regulations, and neither of the Registration Statement nor the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made; provided, however that none of the representations and warranties in Section 3(b) shall apply to statements or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with the information furnished to BMA in writing by J&B and CES expressly for use in the Registration Statement.

     (c) BMA has not received any notice from the SEC with respect to the Registration Statements pursuant to Section 8(e) of the 1940 Act and no stop order under the 1933 Act has been issued and no proceeding therefor has been instituted or threatened by the SEC.

     (d) BMA will notify J&B and CES promptly upon learning the Registration Statement have ceased to be effective.

     (e)  The accountants who certified the financial statements included in the
          Registration   Statement  and   Prospectus  are   independent   public
          accountants as required by the 1993 Act and the Regulations.

     (f) The financial statements included in the Registration Statement present fairly the financial condition of BMA at the dates indicated. Such financial statements have been prepared in conformity with generally accepted accounting principles.

     (g) Subsequent to the respective dates as of which information is given in the Registration Statement or the Prospectus through the date of this Agreement, there has not been any material adverse change in the condition, financial or otherwise, of BMA which would cause information to be misleading.

     (h) BMA has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Missouri with full power and authority to own, lease and operate its properties and conduct its business in the manner described in the Prospectus and is duly qualified to transact the business of a life, health and accident insurance company, and is in good standing in each state or other jurisdiction in the Territory.

     (i)  The  Contracts  have  been  approved  to the  extent  required  by the
          Missouri Insurance Commissioner and by the governmental agency responsible for regulating insurance companies in each other state or jurisdiction in which BMA has indicated to J&B and CES that the Contracts may be offered for sale.

     (j) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action by BMA and when so executed and delivered this Agreement will be the valid and binding obligation of BMA enforceable in accordance with its terms.

     (k) The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms of this Agreement, will not conflict with, result in any breach of any of the terms and provisions of or constitute (with our without notice or lapse of time) a default under the charter or by-laws of BMA, or any indenture, agreement, mortgage, deed of trust, or other instrument to which BMA is party or by which it is bound, or violate any law, or, to the bet of BMA's knowledge, any order, rule or regulation applicable to BMA of any court or any federal or state regulatory body, administrative agency or any other governmental instrumentality having jurisdiction over BMA or any of its properties.

     (l) No consent, approval, authorization or order of any court or governmental authority or agency is required for the issuance or sale of the Contracts or for the consummation of the transactions contemplated by this Agreement, that has not been obtained, except with respect to the states or jurisdictions in which BMA has informed J&B and CES that such consent is still being sought, or with respect to which the parties have agreed that such consent is not being sought.

     (m) BMA has filed with the SEC all statements and other documents required for registration of the Separate Account under the provisions of the 1940 Act and the Regulations thereunder and such registration is expected to be or has been effective.

     (n) The Contracts conform to the descriptions thereof in the Registration Statement and the Prospectus and, when issued as contemplated by the Registration Statement, will constitute legal, validly issued and binding obligations of BMA in accordance with their terms.

4.   Additional Obligations of BMA

     (a) BMA shall use its best efforts: (1) to maintain the registration of the Contracts with the SEC and any state securities commissions of any state or other jurisdiction in the Territory where the securities or blue-sky laws of such state or other jurisdiction require registration of the Contracts, including without limitation using its best efforts to prevent a stop order from being issued or if a stop order has been issued to cause such a stop order to be withdrawn: (2) to gain approval of the Contract or forms where required under the insurance laws and regulations of each state or other jurisdiction in the Territory; and (3) to keep such registration and approval in effect thereafter so long as they are required and the Contracts are outstanding.

     (b) BMA agrees to provide J&B and CES, at any time upon J&B's and/or CES's request, with a list of all states and jurisdiction in which the Contracts lawfully may be sold. To the extent that BMA is not authorized to issue the Contracts in any state or other jurisdiction in the Territory, BMA shall make all reasonable efforts to obtain such authorization in such state or jurisdiction. BMA agrees to notify J&B and CES promptly of any change in the status of its application for Contract approval in any jurisdiction where such approval has not been obtained.

     (c) During the term of this Agreement, BMA agrees that it will take all action which is required to cause the Contracts to comply, and to continue to comply, as annuity contracts and as registered securities under applicable laws and regulations, and to cause the Registration Statement and the Prospectus to comply, and to continue to comply, with:

          i.   all applicable federal laws and regulations; and

          ii. all applicable laws and regulations of each state and other jurisdiction in the Territory.

     (d) During the term of this Agreement, BMA will notify each J&B and CES as soon as possible under the circumstances: i. When the Registration Statement has become effective or any post-effective amendments with respect to the Registration Statement thereafter becomes effective or ceases to be effective;

          ii. Of any request by the SEC for any amendments to the Registration Statement or supplements to the Prospectus or for additional information;

          iii. Of any event which makes any material statement made in the Registration Statement or the Prospectus untrue in any material respect or results in material omission in the Registration Statement or the Prospectus;

          iv. Of the issuance by the SEC of any stop order with respect to the Registration Statement or any amendment thereto or the initiation of any proceedings for that purpose or for any other purpose relating to the registration and/or offering of the Contracts.

     (e) BMA will furnish to J&B and CES without charge promptly after filing a copy of the Registration Statement as originally filed and any pre-effective or post-effective amendments thereto, including financial statements and all exhibits not incorporated therein by reference, Contractholder reports, and proxy statements and materials in the form mailed to Contractholders.

     (f) During the term of this Agreement, no amendment or rider will be made or added to the Contracts, no amendment will be made to the Registration Statement and no amendment or supplement will be made to the Prospectus, without J&B and CES each having been previously so advised and having not objected to any such amendment, rider or supplement. J&B and CES shall not object unreasonably to any such amendment or rider, and BMA may effect an amendment or rider despite any objection of J&B and/or CES if required by law or regulation.

     (g) BMA will be obligated to pay all expenses in connection with: (i) the preparation and filing of the Registration Statement, each preliminary Prospectus and final Prospectus; (ii) the preparation and issuance of the Contracts; (iii) any registration, qualification or approval of the Contracts for offer and sale required under the securities, blue-sky laws or insurance laws of the states and other jurisdictions in the Territory; (iv) registration fees for the Contracts payable to the SEC and the NASD; (v) the costs of designing, typesetting of the different versions of the prospectuses to be distributed by J&B and CES for the Separate Account and any supplements thereto; (vi) the costs of any advertisements and sales material which J&B and CES develop for their use in connection with the sale of the Contracts;
          (vii) the cost of printing the different versions of the prospectuses of the Separate Accounts and the Funds for distribution to potential Contractholders and broker-dealers; (viii) designing and printing periodic reports for the Separate Account and printing periodic reports for the Funds to be provided to existing Contractholders; (ix) taxes (if any) payable by the Separate Account and the cost of preparing tax returns for the Separate Account; (x) the cost of printing and mailing one set of proxy materials a year for existing Contractholders; (xi) the cost of conducting meetings of Contractholders for the purpose of conducting insurance company or Separate Account business; (xii) all costs of necessary licensing, registration, and qualification of BMA or its personnel in states in which the Contracts are sold; (xiii) all legal, accounting and other professional fees incurred by BMA in connection with the foregoing; and (xiv) any other expenses related to the distribution of the Contracts except those set forth in Section 6(g) below, or as mutually agreed by the parties from time-to-time.

     (h) BMA agrees that the names and addresses of all customers and prospective customers of J&B and CES and their affiliates, or of any Dealer which may come to the attention of BMA or any company or person affiliated with BMA as a result of its relationship with J&B or CES or their affiliates or any Dealer and not from any independent source, are confidential and shall not be used by BMA or any company or person affiliated with BMA for any purpose whatsoever except as may be necessary in connection with the administration of the Contracts sold by or through J&B or CES, including responses to specific requests to BMA for service by Contractholders or efforts to prevent the replacement of such Contracts or to encourage the exercise of options under the terms of the Contracts. In no event shall the names and addresses of such customers and prospective customers be furnished by BMA to any other company or person. The intent of this paragraph is that neither BMA nor companies or persons affiliated with BMA shall utilize, or permit to be utilized, their knowledge of J&B or CES, their affiliates or any Dealer, including the identity and all other information concerning their customers, which is derived as a result of the relationship created under this Agreement.

     (i) BMA agrees to file in a timely manner all reports, statements and amendments required to be filed by or for the Separate Account under the 1933 Act and/or the 1940 Act or the Regulations.

     (j) BMA agrees to deliver to J&B and CES as soon as practicable after it becomes available, the Annual Statement for BMA and for the Separate Account in the form filed with the State of Missouri and to supply copies of all other financial reports at such time any such reports are filed with the regulators or sent to Contractholders.

     (k) BMA agrees to provide J&B and CES access to such records, officers and employees of BMA at reasonable times as necessary to enable J&B and CES to fulfill their obligations as co-principal underwriters under the 1933 Act for the Contracts.

     (l) BMA shall have the responsibility for maintaining the appointment records of all agents appointed by BMA to distribute the Contracts.

     (m) BMA shall have the responsibility for the ongoing operation and administration of the Contracts and the Separate Account in accordance with the terms of the Contracts and the Prospectus and all applicable laws and regulations.

5.   Representation and Warranties of J&B and CES

     J&B and CES each make the following representations and warranties:

     (a) J&B and CES have each taken all action including, without limitation, those necessary under its articles of incorporation, by-laws and applicable state corporate law, necessary to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereunder.

     (b) J&B and CES are each and shall remain registered during the term of this Agreement as broker-dealers under the 1934 Act, are members in good standing with the NASD, and are duly registered, if required, as broker-dealers under applicable state securities laws.

     (c) J&B and CES shall solicit, and shall instruct Dealers to solicit, sales of the Contracts only in those states or jurisdictions in which BMA has indicated that the Contracts may be offered for sale.

     (d) J&B and CES will each require each Dealer to be duly registered as a broker-dealer under the 1934 Act and to be a member in good standing with the NASD (or, if not so registered or such a member, to be affiliated with a person so registered and such a member), and to represent that it is duly in compliance with applicable state securities and insurance laws. J&B and CES shall each require each Dealer to sell the Contracts only through those associated persons (as that term is defined in the 1934 Act) who are duly and appropriately licensed, registered and otherwise qualified to sell the Contracts under the 1934 Act, applicable rules of the NASD and applicable state securities and insurance law, and who are appointed by BMA agents for the sale of the Contracts.

     (e) No statement or representation concerning the Contracts shall be made by either J&B or CES or any associated person thereof in connection with the Contracts other than those contained in the Registration Statement or Prospectus or any other promotional, sales or advertising material utilized in accordance with this Agreement.

6.   Additional Obligations of J&B and CES

     (a) It is understood that J&B and CES will each be responsible for the design and preparation of all promotional, sales and advertising material in connection with their own marketing and sales activities in connection with the Contracts. It is further understood that BMA may perform this function on behalf of J&B relating to its distribution efforts in connection with the Contracts. J&B and CES shall each initiate and design forms of promotional, sales and advertising material for the Contracts. J&B and CES shall each provide to BMA and each other copies of all promotional sales and advertising material developed by them for BMA's and each others review and approval. Upon receipt of such material from the other party, the receiving party(ies) shall be given a reasonable amount of time to complete its review. The parties hereby agree to respond on a prompt and timely basis in reviewing any such material. Each party shall be responsible for filing the material it develops, as required, with the NASD and any state securities regulatory authorities. BMA shall be responsible for filing all such material, as required with any state insurance regulatory authorities. BMA/J&B and CES will approve promotional, sales or advertising material for use in any state or other jurisdiction in the Territory only upon notifying the other party(ies) that such material has been submitted to all appropriate state and regulatory authorities and reviewed and approved by such authorities to the extent required by applicable law. J&B and CES shall each require in each sales agreement with a Dealer that the individuals associated with such Dealer and appointed as agents of BMA to solicit the sale of the Contracts shall not use, develop or distribute any promotional, sales or advertising material which has not been approved in writing by BMA/J&B and/or CES and filed with the appropriate regulatory agencies.

     (b) Solicitation and other applicable activities of J&B and CES relating to the Contracts shall be undertaken only in accordance with applicable laws, and regulations and rules of the NASD, including the rules on suitability of investments. J&B and CES each understands and acknowledges that neither it nor its agents or representatives is authorized by BMA to give any information or make any representation in connection with this Agreement or the offering of the Contracts other than those contained in the Registration Statement or Prospectus or other promotional, sales or advertising material utilized in accordance with this Agreement.

     (c) J&B and CES shall each require that no agent or representative of J&B or CES shall solicit applications for the Contracts until duly licensed and appointed by BMA as a life insurance agent of BMA in the appropriate states or other jurisdictions in the Territory. It is understood that BMA reserves the right, which right shall not be exercised unreasonably, to refuse to appoint any proposed agent, or once an appointment is made, to terminate such appointment. J&B and CES shall each require that agents or representatives of J&B or CES distributing the Contracts have variable insurance contract licenses where required.

     (d) J&B and CES shall not directly or by means of their agents or representatives offer, nor attempt to offer, nor solicit Applications or deliver Contracts in any state or jurisdiction in the Territory in which BMA has advised them prior to such solicitation or offer that the Contracts may not legally be sold or offered for sale.

     (e) J&B and CES shall not have authority, and shall not grant authority to Dealers, on behalf of BMA: to make, alter or discharge any Contract; to waive any Contract forfeiture provision; to extend the time of paying any Premium; or to receive any monies or Premiums (except for the sole purpose of forwarding monies or Premiums to BMA). J&B and CES shall not expend nor contract for the expenditure of the funds of BMA nor shall J&B or CES possess or exercise any authority on behalf of BMA other than that expressly conferred on each by this Agreement.

     (f) J&B and CES shall each require that its agents and representatives appointed by BMA as agents not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of the Contract is suitable for the applicant. In any sales agreement with a Dealer, J&B and CES shall each require that any agent or representative of the Dealer appointed by BMA as an insurance agent not make any recommendation to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of the Contract is suitable for the applicant. While not limited to the following, a determination of suitability shall be based on information supplied to an agent or representative after a reasonable inquiry concerning the applicant's insurance and investment objectives and financial situation and needs.

     (g) J&B and CES will each be obligated to pay the following expenses related to each of their distribution activities of the Contracts: (i) the compensation of J&B's and CES's own registered representatives, if any; (ii) expenses associated with the initial licensing and training of their registered representatives and other employees involved in the distribution of the Contracts; (iii) all legal and other professional fees incurred by J&B and/or CES in connection with the foregoing; and (iv) any other expenses incurred by J&B and/or CES or their agents, representatives or employees for the purpose of carrying out the obligations of J&B and CES hereunder.

7.   Records

     BMA, J&B and CES each shall maintain such accounts, books and other documents as are required to be maintained by each of them by applicable laws and regulations and shall preserve such accounts, books and other documents for the periods prescribed by such laws and regulations. The accounts, books and records of BMA, the Separate Account, the Investment Companies, J&B and CES as to all transactions hereunder shall be maintained to clearly and accurately disclose the nature and details of the transactions, including such accounting information as necessary to demonstrate the reasonableness of the amounts paid by either party hereunder. Each party shall have the right to inspect and audit such accounts, books and records of the other party during normal business hours upon reasonable written notice to the other party(ies). Each party shall keep confidential all information obtained pursuant to such an inspection or audit, and shall disclose such information to third parties only upon receipt of written authorization from the other parties, except as required by law. J&B and CES shall each include in the sales agreement with each Dealer a requirement that the Dealer promptly furnish to BMA or its authorized agent any reports and information which BMA reasonably may request for the purpose of meeting BMA's reporting and recordkeeping requirements under the insurance laws of any state, and under any applicable federal and state securities laws, rules and regulations and under the rules of the NASD.

8.   Compensation

     BMA shall pay commissions on Premiums paid under Contracts sold pursuant to this Agreement as follows:___________________________________ . J&B and CES shall each be responsible for all tax reporting information which J&B and CES are required to provide under applicable tax law to their agents, representatives or employees with respect to the Contracts, and each sales agreement with a Dealer shall require the Dealer to be responsible for all tax reporting information which such Dealer is required to provide under applicable tax law to its agents, representatives and employees with respect to the Contracts. Nothing contained in this Agreement or any sales agreement is to be construed to require BMA to provide any tax reporting information directly or indirectly to any Dealer or its agents, representatives or employees.

9.   Investigation and Proceedings

     (a) BMA, J&B and CES each agree to cooperate fully in any insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the offering, sale or distribution of the Contracts distributed under this Agreement. The parties further agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to BMA, J&B and/or CES, their affiliates and their agents or representatives to the extent that such investigation or proceeding is in connection with the offering, sale or distribution of the Contracts distributed under this Agreement. Without limiting the foregoing, each party agrees to notify the other parties promptly of any written customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by any party with respect to the Contracts, Investment Companies, BMA, J&B and CES, or any agent or representative which may affect the sale of the Contracts under this Agreement.

     (b) In the case of a substantive customer complaint, all parties will cooperate in investigating such complaint and any response by a party to such complaint will be sent to the other parties for approval not less than five business days prior to its being sent to the customer or any regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone, facsimile or electronic mail. No party will release any such response without the other parties' prior written approval.

10.  Indemnification

     (a) Each party hereto (the "indemnifier") shall defend, indemnify and hold harmless the other parties and their affiliated companies, and each person who controls or is associated with them within the meaning of such terms under the federal securities laws and any officers, directors, employees and agents, with respect to any and all losses, damages, claims or expenses (including any investigative, legal or other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) which may be incurred as a result of any acts or omissions of the indemnifier, its officers, directors, employees and agents. This section 10 shall survive termination of this Agreement. This indemnification shall be in addition to any liability which the parties hereto may otherwise have.

11.  Term

     (a) Unless otherwise terminated pursuant to this Section 11, this Agreement shall remain in effect for a period of one year following its execution. This Agreement shall remain in effect thereafter unless
          (i) terminated at the option of any party, upon sixty days written notice to the other party(ies), or (ii) terminated pursuant to subparagraph (b) of this Paragraph 11. Termination of this Agreement with respect to any one co-principal underwriter shall not affect its continued effectiveness with respect to the other co-principal underwriter.

     (b) This Agreement shall terminate automatically if it is assigned. Without limiting the generality of the foregoing, the term "assigned" shall not include any transaction exempted from Section 15(b)(2) of the 1940 Act. This Agreement may be terminated upon ten days written notice to the other party(ies), without payment of any penalty. This Agreement may be terminated at the option of any party upon the other parties' material breach of any provision of this Agreement or immediately upon written notice in the event any party: files a petition for reorganization or liquidation under the U.S. Bankruptcy Code; becomes subject to the jurisdiction of the U.S. Bankruptcy Court; has a liquidator or trustee appointed to oversee its affairs; or is adjudged insolvent.

     (c) Upon termination of this Agreement all authorizations, rights and obligations shall cease except: (i) the obligation to settle accounts hereunder, including commissions on Premiums subsequently received for Contracts in effect at the time of termination or issued pursuant to applications received by BMA prior to termination; (ii) the provisions contained in Sections 4(h), 8 and 9 hereof; (iii) the indemnification provisions set forth in Section 10 hereof; and (iv) a mutual obligation to refrain from replacing, directly or indirectly, existing Contracts with new variable annuity contracts resulting from new affiliations of any party, except as otherwise agreed in writing.

12.  Rights, Remedies, etc., are Cumulative

     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

13.  Notices

     All notices  hereunder are to be made in writing and shall be given:

                  if to BMA, to:

                  --------------------
                  --------------------
                  --------------------


                  if to J&B, to:

                  --------------------
                  --------------------
                  --------------------


                  if to CES, to:

                  --------------------
                  --------------------
                  --------------------

     or such other address as such party may hereafter specify in writing. Each such notice to a party shall be either hand delivered or transmitted by registered or certified United States mail with return receipt requested, and shall be effective upon delivery.

14.  Interpretation, Jurisdiction, Etc.

     This Agreement constitutes the whole agreement between the parties hereto and supersedes all prior oral or written negotiations between the parties with respect to the subject matter hereof. This Agreement shall be construed and its provisions interpreted under and in accordance with the internal laws of the State of _________________ without giving effect to principles of conflict of laws.

15.  Headings

     The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

16.  Counterparts

     This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument.

17.  Severability

     This is a severable agreement and in the event that any part or parts of this Agreement shall be held to be unenforceable to its or their full extent, then it is the intention of the parties hereto that such part or parts shall be enforced to the extent permitted under the law, and, in any event, that all other parts of this Agreement shall remain valid and duly enforceable as if the unenforceable part or parts had never been a part hereof.

18.  Regulation

     This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act and 1940 Act and the Regulations and the rules and regulations of the NASD, from time to time in effect, including such exemptions from the 1940 Act as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith. IN WITNESS WHEREOF, each party hereto represents that the officer signing this Agreement on the party's behalf is duly authorized to execute this Agreement; and the parties hereto have caused this Agreement to be duly executed by such authorized officers on the date specified below.

                                                BUSINESS MEN'S ASSURANCE
                                                COMPANY OF AMERICA

Date:_______________                      By:____________________________

                                                JONES & BABSON, INC.

Date:_______________                      By:____________________________

                                                CONSECO EQUITY SALES, INC.

Date:_______________                      By:____________________________